HYPERION 1999 TERM TRUST, INC. (the "Registrant")
                   Form N-SAR for the period ending November 30, 1998
                                   File Number 811-06483





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 27th day of January, 1999.




HYPERION 1999 TERM TRUST, INC.





                                                   By:      /s/Clifford E. Lai
                                                            Clifford E. Lai
                                                            President




Witness:   /s/Joseph Tropeano
             Joseph Tropeano
             Assistant Secretary